UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): April 25, 2023

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	DO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Director

On April 25, 2023, Raj Iyer notified Diamond Offshore Drilling, Inc. (the “Company”) of his resignation from the Board of Directors of the Company (the “Board”), effective immediately. Mr. Iyer has served as a Class III director on the Board since April 23, 2021. There was no known disagreement between Mr. Iyer and the Company that led to his resignation from the Board.

Approval and Adoption of Short-Term Incentive Plan

On April 27, 2023, the Board, upon the recommendation of its Compensation Committee (the “Committee”), approved and adopted the Company’s Short-Term Incentive Plan (the “STIP”), under which executive officers and other employees of the Company may be eligible to receive performance-based cash incentive awards, cash bonuses or other cash awards.

The STIP will cover employees of the Company and its subsidiaries designated by the Committee as participants. Under the STIP, participants will be eligible to receive (i) performance awards, (ii) cash bonuses or other cash awards and/or (iii) any combination of the foregoing. The amount of a performance award payment under the STIP will depend on the level of achievement of performance objectives established by the Committee for the performance period and be expressed as a percentage of a participant’s annual base salary. The performance objectives will be described in terms of Company-wide objectives or of objectives that are related to performance of the participant or of the subsidiary, division, department or function within the Company in which the participant is employed.

The performance objectives may include a threshold level of performance below which no payment is made, target levels of performance at which specified payments will be made and a maximum level of performance above which no additional payment will be made. The performance period for a performance award will generally commence on January 1 of a calendar year and end on December 31 of such calendar year or a future calendar year. A performance award, to the extent that it has been earned, will be paid in a cash lump-sum no later than March 15 of the calendar year following the calendar year in which the performance period is completed.

Upon the occurrence of a Change in Control (as defined in the STIP), payouts on performance awards for the performance period during which the Change in Control occurs will be based on the sum of (a) the greater of (i) presumed achievement at the target level or (ii) actual achievement of applicable performance objectives through the date of the Change in Control, plus (b) presumed achievement at the target level for the remainder of the performance period beginning on the date following the Change in Control and ending on the last day of the performance period. The performance award payout will be made as soon as practicable following such Change in Control. The STIP also sets parameters for the Committee to determine, among other things, the treatment of STIP awards upon various termination events.

The foregoing description of the terms of the STIP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the STIP, a copy of which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	The Diamond Offshore Drilling, Inc. Short-Term Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2023	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ David L. Roland
David L. Roland
Senior Vice President, General Counsel and Secretary

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